Exhibit 99.1

Agile Therapeutics Announces Pricing of

$24 Million Upsized Public Offering

PRINCETON, N.J., July 1, 2022 (GLOBE NEWSWIRE) -- Agile Therapeutics, Inc. (Nasdaq: AGRX) ("Agile Therapeutics" or the "Company"), a women's healthcare company, today announced the pricing of its upsized public offering of an aggregate of 26,666,666 shares of its common stock (or pre-funded warrants in lieu thereof), together with accompanying common stock warrants, at a public offering price of $0.90 per share (or pre-funded warrant) and accompanying warrants. Each share of common stock (or pre-funded warrant) was sold in the offering together with a Series A-1 warrant to purchase one share of common stock at an exercise price of $0.90 per share and a Series A-2 warrant to purchase one share of common stock at an exercise price of $0.90 per share. The Series A-1 warrants are exercisable immediately and will expire five years from the date of issuance, and the Series A-2 warrants are exercisable immediately and will expire thirteen months from the date of issuance. Total gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, are expected to be approximately $24.0 million.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The closing of the offering is expected to occur on or about July 6, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from this offering for working capital, business development activities, and other general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333- 264960), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 1, 2022 and an additional registration statement on Form S-1 filed pursuant to Rule 462(b), which was filed on July 1, 2022 and became effective upon filing. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol), a transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com.

Follow Agile on LinkedIn and Twitter: @AgileTher.

Forward-Looking Statements

Certain information contained in this press release includes "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to the offering and our use of proceeds from the offering. We may, in some cases, use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," “might," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market and other conditions and the completion of the public offering, satisfaction of customary closing conditions and use of proceeds from the public offering or at all and various other factors. For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Source: Agile Therapeutics

Media Inquiries:

Matt Riley

Head of Investor Relations and Corporate Communications

mriley@agiletherapeutics.com